UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2025

Douglas Emmett, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33106	20-3073047
(State or other jurisdiction of incorporation)	Commission file number	(I.R.S. Employer identification No.)

1299 Ocean Avenue, Suite 1000	,	Santa Monica	,	California	90401
(Address of principal executive offices)					(Zip Code)

Registrant’s telephone number, including area code:    (310) 255-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	DEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 29, 2025, Douglas Emmett, Inc. held its 2025 annual meeting of stockholders (the "Annual Meeting"). Presented below are the voting results for the proposals (described in detail in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2025) submitted to our stockholders at the Annual Meeting:

Douglas Emmett Proposals:

Proposal 1. The following nominees were elected to serve on the board of directors until the 2026 Annual Meeting of Stockholders with the following vote:

Nominee	For	Withheld	Broker Non-Votes

Jordan L. Kaplan	137,583,164	6,860,149	11,936,309
Kenneth M. Panzer	135,917,379	8,525,934	11,936,309
Leslie E. Bider	121,249,249	23,194,064	11,936,309
Dorene C. Dominguez	138,234,725	6,208,588	11,936,309
Virginia A. McFerran	99,713,788	44,729,525	11,936,309
Thomas E. O'Hern	125,602,662	18,840,651	11,936,309
William E. Simon, Jr.	106,904,980	37,538,333	11,936,309
Shirley Wang	133,754,093	10,689,220	11,936,309

Proposal 2. The appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025 was ratified with the following vote:

For	Against	Abstained	Broker Non-Votes

140,719,653	10,277,336	5,382,633	—

Proposal 3. Our named executive officer compensation for 2024 was approved with the following non-binding advisory vote:

For	Against	Abstained	Broker Non-Votes

121,018,732	18,049,952	5,374,623	11,936,315

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUGLAS EMMETT, INC.

Dated:	June 2, 2025	By:	/s/ PETER D. SEYMOUR
Peter D. Seymour
Chief Financial Officer